Exhibit 4(a)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CARDINAL DISTRIBUTION, INC.

These constitute the amended and restated articles of incorporation of Cardinal Distribution, Inc., a corporation for profit formed under the Ohio General Corporation Law, which amended and restated articles of incorporation supersede the previously existing articles of incorporation of the corporation, as heretofore amended:

FIRST: The name of the corporation shall be “Cardinal Distribution, Inc.”

SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Columbus, Franklin County.

THIRD: The purpose or purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto.

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 10,500,000, consisting of 10,000,000 common shares without par value and 500,000 nonvoting preferred shares without par value.

Section 2. Issuance of Preferred Shares. The board of directors is authorized at any time, and from time to time, to provide for the issuance of nonvoting preferred shares in one or more series, and to determine to the extent permitted by law the designations, preferences, limitations, and relative or other rights of the nonvoting preferred shares or any series thereof. For each series, the board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations, and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a)	the division of such shares into series and the designation and authorized number of shares of each series,

(b)	the dividend rate,

(c)	the dates of payment of dividends and the dates from which they are cumulative,

(d)	liquidation price,

(e)	redemption rights and price,

(f)	sinking fund requirements,

(g)	conversion rights, and

(h)	restrictions on the issuance of such shares.

Prior to the issuance of any shares of a series, but after adoption by the board of directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Articles of Incorporation.

Section 3. Common Shares. Each common share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all propositions before such meetings. Subject to the preferences of any outstanding preferred shares, each common share shall be entitled to participate equally in such dividends as may be declared by the board of directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

FIFTH: The amount of stated capital with which the corporation will begin business shall be not less than five hundred dollars ($500).

SIXTH: The board of directors may fix and determine, and vary, the amount of working capital of the corporation; determine whether any (and, if any, what part) of the surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders; and, without action by the shareholders, use and apply such surplus, or any part thereof, or such part of the stated capital of the corporation as is permitted under the laws of the State of Ohio, at any time or from time to time, in the purchase or acquisition of shares of any class, voting-trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidence of indebtedness of the corporation, or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the board of directors shall deem expedient and without regard to any provisions which may hereafter be contained in the corporation’s articles of incorporation with respect to the redemption of shares of any class at the option of the corporation.

SEVENTH: Every statute of the State of Ohio hereafter enacted, whereby rights or privileges of the shareholders of a corporation organ-

ized under the Ohio General Corporation Law are increased, diminished, or in any way affected, or whereby effect is given to any action authorized, ratified, or approved by less than all the shareholders of any such corporation, shall apply to the corporation and shall bind every shareholder to the same extent as if such statute had been in force at the date of the filing of these articles of incorporation.

EIGHTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm of which any director or officer is a shareholder, director, or trustee, or any trust of which any director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction or contract or act of the corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, is interested in such transaction or contract or act; provided the fact that such director or officer or such firm or corporation or such trust is so interested shall have been disclosed or shall have been known to the board of directors or such members thereof as shall be present at any meeting of the board of directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of the corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

NINTH: No holder of shares of any class of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or to subscribe for securities convertible into or exchangeable for shares of the corporation, or to which shall appertain or be attached any warrants or rights entitling the holder thereto to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices, and upon such terms and conditions as the board of directors in its discretion may from time to time determine.

TENTH: Except as otherwise provided in these Articles of Incorporation or the Code of Regulations of the corporation, notwithstanding any provision of any statute of the State of Ohio, now or hereafter in force, requiring for any purpose the vote, consent, waiver, or release of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, any action may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation, or of such class or classes, unless the proportion designated by such statute cannot be altered by these articles.

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CARDINAL DISTRIBUTION, INC.

Robert D. Walter and Michael E. Moritz hereby certify that they are the duly elected and acting chairman and secretary, respectively, of Cardinal Distribution, Inc., an Ohio corporation (the “Company”), and further certify that the following is a true copy of a resolution amending the Company’s Amended and Restated Articles of Incorporation duly adopted by the affirmative vote of the holders of shares of the Company entitling them to exercise a majority of the voting power of the Company at the annual meeting of shareholders duly held on August 30, 1989:

RESOLVED, That the Amended and Restated Articles of Incorporation of the Company be amended by deleting ARTICLE FOURTH thereof in its entirety and by substituting in lieu thereof the following ARTICLE FOURTH:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 20,500,000, consisting of 20,000,000 common shares without par value and 500,000 nonvoting preferred shares without par value.

Section 2. Issuance of Preferred Shares. The board of directors is authorized at any time, and from time to time, to provide for the issuance of nonvoting preferred shares in one or more series, and to determine to the extent permitted by law the designations, preferences, limitations, and relative or other rights of the nonvoting preferred shares or any series thereof. For each series, the board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations, and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a)	the division of such shares into series and the designation and authorized number of shares of each series,

(b)	the dividend rate,

(c)	the dates of payment of dividends and the dates from which they are cumulative,

(d)	liquidation price,

(e)	redemption rights and price,

(f)	sinking fund requirements,

(g)	conversion rights, and

(h)	restrictions on the issuance of such shares.

Prior to the issuance of any shares of a series, but after adoption by the board of directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Articles of Incorporation.

Section 3. Common Shares. Each common share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all propositions before such meetings. Subject to the preferences of any outstanding preferred shares, each common share shall be entitled to participate equally in such dividends as may be declared by the board of directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

August 30, 1989	CARDINAL DISTRIBUTION, INC.

	By:	/s/ Robert D. Walter
Robert D. Walter, Chairman

	By:	/s/ Michael E. Moritz
Michael E. Moritz, Secretary

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CARDINAL DISTRIBUTION, INC.

Robert D. Walter and George H. Bennett, Jr. hereby certify that they are the duly elected and acting chairman and assistant secretary, respectively, of Cardinal Distribution, Inc., an Ohio corporation (the “Company”), and further certify that the following is a true copy of a resolution amending the Company’s Amended and Restated Articles of Incorporation duly adopted by the affirmative vote of the holders of shares of the Company entitling them to exercise a majority of the voting power of the Company at the annual meeting of shareholders duly held on August 15, 1991:

REVOLVED, that Article FOURTH of the Company’s Amended and Restated Articles of Incorporation be, and the same hereby is, deleted in its entirety and there is substituting the following:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 40,500,000 consisting of 40,000,000 common shares without par value and 500,000 nonvoting preferred shares without par value.

Section 2. Issuance of Preferred Shares. The board of directors is authorized at any time, and from time to time, to provide for the issuance of nonvoting preferred shares in one or more series, and to determine to the extent permitted by law the designations, preferences, limitations, and relative or other rights of the nonvoting preferred shares or any series thereof. For each series, the board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations, and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a)	the division of such shares into series and the designation and authorized number of shares of each series,

(b)	the divided rate,

(c)	the dates of payment of dividends and the dates from which they are cumulative,

(d)	liquidation price,

(e)	redemption rights and price,

(f)	sinking fund requirements,

(g)	conversion rights, and

(h)	restrictions on the issuance of such shares.

Prior to the issuance of any shares of a series, but after adoption by the board of directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Articles of Incorporation.

Section 3. Common Shares. Each common share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all propositions before such meetings. Subject to the preferences of any outstanding preferred shares, each common share shall be entitled to participate equally in such dividends as may be declared by the board of directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

August 15, 1991	CARDINAL DISTRIBUTION, INC.

	By:	/s/ Robert D. Walter
Robert D. Walter, Chairman

	By:	/s/ George H. Bennett, Jr.
George H. Bennett, Jr., Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED

OF

CARDINAL DISTRIBUTION, INC.

ROBERT D. WALTER, Chairman, and MICHAEL E. MORITZ, Secretary, of Cardinal Distribution, Inc., an Ohio corporation (the “Company”), do hereby certify that a meeting of the shareholders of the Company was duly called and held on January 27, 1994, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, the resolutions attached hereto as Exhibit A were duly adopted.

IN WITNESS WHEREOF, Robert D. Walter, Chairman, and Michael E. Moritz, Secretary, of Cardinal Distribution, Inc., acting for and on its behalf, do hereunto subscribe their names this 1st day of February, 1994.

By:	/s/ Robert D. Walter
Robert D. Walter, Chairman

By:	/s/ Michael E. Moritz
Michael E. Moritz, Secretary

EXHIBIT A

TO

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED

OF

CARDINAL DISTRIBUTION, INC.

Resolved, that Article FIRST, of the Amended and Restated Articles of Incorporation, as amended, of Cardinal Distribution, Inc. be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FIRST: The name of the corporation shall be “Cardinal Health, Inc.”

Resolved, that Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, of Cardinal Distribution, Inc. be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 65,500,000, consisting of 60,000,000 common shares, without par value (“Class A Common Shares”), 5,000,000 Class B common shares, without par value (“Class B Common Shares”) (the Class A Common Shares and the Class B Common Shares are sometimes referred to herein collectively as the “Common Shares”), and 500,000 nonvoting preferred shares, without par value.

Section 2. Issuance of Preferred Shares. The board of directors is authorized at any time, and from time to time, to provide for the issuance of nonvoting preferred shares in one or more series, and to determine to the extent permitted by law the designations, preferences, limitations, and relative or other rights of the nonvoting preferred shares or any series thereof. For each series, the board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations, and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) the division of such shares into series and the designation and authorized number of shares of each series,

(b) the dividend rate,

(c) the dates of payment of dividends and the dates from which they are cumulative,

(d) liquidation price,

(e) redemption rights and price,

(f) sinking fund requirements,

(g) conversion rights, and

(h) restrictions on the issuance of such shares.

Prior to the issuance of any shares of a series, but after adoption by the board of directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Articles of Incorporation.

Section 3. Common Shares.

All common shares shall be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

A. Voting Rights.

1. Class A Common Shares. Except as set forth herein or as otherwise required by law, each outstanding Class A Common Share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all propositions before such meetings.

2. Class B Common Stock. Except as set forth herein or as otherwise required by law, each outstanding Class B Common Share shall entitle the holder thereof to one-fifth ( 1/5) of one vote, in person or by proxy, at any and all meetings of shareholders of the corporation, on all propositions before such meetings. Notwithstanding the foregoing, holders of the Class B Common Shares shall be entitled to vote as a separate class on any amendment to this paragraph 2 of this Section A, on the issuance in the aggregate by the corporation of additional Class B Common Shares in excess of the number of Class B Common Shares held by Chemical Equity Associates and its Affiliates or issuable pursuant to Section 3(c) hereof and on any amendment, repeal or modification of any provision of these Articles that adversely affects the powers, preferences or special rights of the holders of the Class B Common Shares.

B. Dividends; Liquidation. Subject to the preferences of any preferred shares, each Common Share shall be entitled to participate equally in such dividends as may be declared by its board of directors out of funds legally available therefor or to participate equally in all distributions of assets upon liquidation; provided, that in the case of dividends payable in Common Shares of the Corporation, or options, warrants or rights to acquire such Common Shares, or securities convertible into or exchangeable for such Common Shares, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Shares of the same class upon which the dividend or distribution is being paid.

C. Conversion.

1. Conversion of Class A Common Shares. Any Regulated Shareholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the Class A Common Shares held by such shareholder into the same number of Class B Common Shares.

2. Conversion of Class B Common Shares. Each holder of Class B Common Shares may convert such shares into Class A Common Shares if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such Class A Common Shares prior to such Conversion Event and undertakes to promptly convert such shares back into Class B Common Shares if such shares are not transferred pursuant to a Conversion Event. Each Regulated Shareholder may provide for further restrictions or limitations upon the conversion of any Class B Common Shares by providing the corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

3. Conversion Procedure. Each conversion of Common Shares of the corporation into shares of another class of Common Shares of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the “Converting Shares”) at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by written notice to the holders of common shares) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the “Converted Shares”). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the corporation will deliver to the converting holder a certificate representing any shares which were represented by the certificate or certificates that were delivered to the corporation in connection with such conversion, but which were not converted.

Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section C, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

Each holder of Class B Common Shares shall be entitled to convert Class B Common Shares in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class B Common Shares to the corporation stating such holder’s reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The corporation will not cancel the Class B Common Shares so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any Class B Common Shares are converted into Class A Common Shares in connection with a Conversion Event and such Class A Common Shares are not actually distributed, disposed of or sold pursuant to such Conversion Event, such Class A Common Shares shall be promptly converted back into the same number of Class B Common Shares.

4. Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding Class A Common Shares or the Class B Common Shares, then the outstanding shares of each other class of common shares shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

In the case of any reorganization, reclassification or change of shares of the Class A Common Shares or Class B Common Shares (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the corporation with one or more corporations or a merger of the corporation with another corporation (other than a consolidation or merger in which the corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding Class A Common Shares or Class B Common Shares), each holder of Class A Common Shares or Class B Common Shares shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of Class A Common Shares or Class B Common Shares into which such Class A Common Shares or Class B Common Shares, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of any such reorganization, reclassification, change, consolidation or merger which will have the effect of causing any Regulated Shareholder’s direct or indirect ownership of shares of capital stock of the resulting or surviving corporation immediately following such transaction to equal or exceed 5% of the voting power thereof (calculated as if all such Regulated Shareholder’s Class B Common Shares were converted to Class A Common Shares immediately prior to consummation of such transaction) then provision shall be made in the certificate of incorporation of the resulting or surviving corporation for the protection of the conversion rights of Class A Common Shares and Class B Common Shares that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such Class A Common Shares or Class B Common Shares into which such Class A Common Shares or Class B Common Shares might have been converted prior to such event.

5. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Shares and Class B Common Shares or its treasury shares, for the purpose of issuance upon the conversion of Class A Common Shares and Class B Common Shares, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Class A Common Shares and Class B Common Shares which may be converted.

6. No Charge. The issuance of certificates for shares of any class of common shares upon conversion of shares of any other class of common shares shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of common shares; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the common shares converted.

D. As used herein, the following terms shall have the meanings shown below:

1. “Affiliates” shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term “control” (including with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

2. “Conversion Event” shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the corporation’s directors (provided that such sale has been approved by the corporation’s Board of Directors or a committee thereof), (c) any sale of securities of the corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the corporation (excluding any Class B Common Shares being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the corporation’s directors, (d) any sale of securities of the corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities or any class of voting securities of the corporation (for purposes of this clause, treating Class A Common Stock and Class B Common Stock as a single class), and (e) a merger, consolidation or similar transaction involving the corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation’s directors (provided that the transaction has been approved by the corporation’s Board of Directors or a committee thereof).

3. “Person” or “person” shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

4. “Regulated Shareholder” shall mean Chemical Equity Associates and its Affiliates.

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF

CARDINAL HEALTH, INC.

Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., an Ohio corporation (the “Company”), do hereby certify that a meeting of the shareholders of the Company was duly called and held on November 14, 1995, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, the following resolution was duly adopted:

Resolved, that Section 1 of Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, of Cardinal Health, Inc. be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 105,500,000, consisting of 100,000,000 common shares, without par value (“Class A Common Shares”), 5,000,000 Class B common shares, without par value (“Class B Common Shares”) (the Class A Common Shares and the Class B Common Shares are sometimes referred to herein collectively as the “Common Shares”), and 500,000 nonvoting preferred shares, without par value.

IN WITNESS WHEREOF, Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., acting for and on its behalf, do hereunto subscribe their names this 14th day of November, 1995.

By:	/s/ Robert D. Walter
Robert D. Walter, Chairman

By:	/s/ George H. Bennett, Jr.
George H. Bennett, Jr.

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED,

OF

CARDINAL HEALTH, INC.

Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., an Ohio corporation (the “Company”), do hereby certify that a meeting of the shareholders of the Company was duly called and held on October 29, 1996, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, the following resolution was duly adopted;

Resolved, that Section 1 of Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, of Cardinal Health, Inc. be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 155,500,000, consisting of 150,000,000 common shares, without par value (“Class A Common Shares”), 5,000,000 Class B common shares, without par value (“Class B Common Shares”) (the Class A Common Shares and the Class B Common Shares are sometimes referred to herein collectively as the “Common Shares”), and 500,000 nonvoting preferred shares, without par value.

IN WITNESS WHEREOF, Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., acting for and on its behalf, do hereunto subscribe their names this 29th day of October, 1996.

By:	/s/ Robert D. Walter
Robert D. Walter, Chairman

By:	/s/ George H. Bennett, Jr.
George H. Bennett, Jr., Secretary

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED,

OF

CARDINAL HEALTH, INC.

Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., an Ohio corporation (the “Company”), do hereby certify that a meeting of the shareholders of the Company was duly called and held on February 20, 1998, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, the following resolution was duly adopted:

Resolved, that Section 1 of Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, of Cardinal Health, Inc. be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 305,500,000 consisting of 300,000,000 common shares, without par value (“Class A Common Shares”), 5,000,000 Class B common shares, without par value (“Class B Common Shares”) (the Class A Common Shares and the Class B Common Shares are sometimes referred to herein collectively as the “Common Shares”), and 500,000 nonvoting preferred shares, without par value.

IN WITNESS WHEREOF, Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., acting for and on its behalf, do hereunto subscribe their names this 20th day of February, 1998.

By:	/s/ Robert D. Walter
Robert D. Walter, Chairman

By:	/s/ George H. Bennett, Jr.
George H. Bennett, Jr., Secretary

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED,

OF

CARDINAL HEALTH, INC.

Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., an Ohio corporation (the “Company”), do hereby certify that a meeting of the shareholders of the Company was duly called and held on November 23, 1998, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, the following resolution was duly adopted:

Resolved, that Section 1 of Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, of Cardinal Health, Inc. be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 505,500,000 consisting of 500,000,000 common shares, without par value (“Class A Common Shares”), 5,000,000 Class B common shares, without par value (“Class B Common Shares”) (the Class A Common Shares and the Class B Common Shares are sometimes referred to herein collectively as the “Common Shares”), and 500,000 nonvoting preferred shares, without par value.

IN WITNESS WHEREOF, Robert D. Walter, Chairman, and George H. Bennett, Jr., Secretary, of Cardinal Health, Inc., acting for and on its behalf, do hereunto subscribe their names this 23rd day of November, 1998.

By:	/s/ Robert D. Walter
Robert D. Walter, Chairman

By:	/s/ George H. Bennett, Jr.
George H. Bennett, Jr., Secretary

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED,

OF

CARDINAL HEALTH, INC.

Steven Alan Bennett, Executive Vice President, Chief Legal Officer and Secretary, of Cardinal Health, Inc., an Ohio corporation (the “Company”), does hereby certify that a meeting of the shareholders of the Company was duly called and held on November 1, 2000, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, the following resolution was duly adopted:

Resolved, that Section 1 of Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, of Cardinal Health, Inc. be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FOURTH: Section 1. Authorized Shares. The maximum aggregate number of shares which the corporation is authorized to have outstanding is 755,500,000 consisting of 750,000,000 common shares, without par value (“Class A Common Shares”), 5,000,000 Class B common shares, without par value (“Class B Common Shares”) (the Class A Common Shares and the Class B Common Shares are sometimes referred to herein collectively as the “Common Shares”), and 500,000 nonvoting preferred shares, without par value.

IN WITNESS WHEREOF, Steven Alan Bennett, Executive Vice President, Chief Legal Officer and Secretary, of Cardinal Health, Inc., acting for and on its behalf, does hereunto subscribe his name this 1st day of November, 2000.

By:	/s/ Steven Alan Bennett
Steven Alan Bennett
Executive Vice President, Chief Legal Officer and Secretary

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED,

OF

CARDINAL HEALTH, INC.

Ivan K. Fong, Chief Legal Officer and Secretary, of Cardinal Health, Inc., an Ohio corporation (the “Company”), does hereby certify that a meeting of the shareholders of the Company was duly called and held on November 5, 2008, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company on proposals to amend the Company’s Amended and Restated Articles of Incorporation, as amended, the following resolutions were duly adopted:

RESOLVED, that the amendments to the Company’s Amended and Restated Articles of Incorporation, as amended, and Restated Code of Regulations to implement a majority voting standard for uncontested elections, as described in Proposal 3 of the Proxy Statement dated September 29, 2008, are hereby approved and adopted in all respects;

RESOLVED, that the amendments to the Company’s Amended and Restated Articles of Incorporation, as amended, and Restated Code of Regulations to eliminate cumulative voting, as described in Proposal 4 of the Proxy Statement dated September 29, 2008, are hereby approved and adopted in all respects; and

RESOLVED, that the amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to eliminate the reference to the minimum stated capital with which the Company may begin business and to state expressly that the Company’s common shares do not have stated capital, as described in Proposal 6 of the Proxy Statement dated September 29, 2008, is hereby approved and adopted in all respects;

And that, pursuant to such resolutions:

(a)	Article FIFTH of the Amended and Restated Articles of Incorporation, as amended, of the Company be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

FIFTH: The Common Shares do not have any stated capital.

(b)	a new Article ELEVENTH is added to the Amended and Restated Articles of Incorporation, as amended, of the Company in its entirety as follows:

ELEVENTH: At each meeting of shareholders for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the board of directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. For purposes of this Article Eleventh, abstentions will not be considered votes cast for or against a nominee at the shareholder meeting. In all director elections other than uncontested elections, the nominees receiving the greatest number of votes shall be elected.

For purposes of this Article, an “uncontested election” means any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected and with respect to which no shareholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the Company’s Amended and Restated Code of Regulations, as it may be amended from time to time, (the “Regulations”), or, if such a notice has been submitted with respect to such meeting, on or before the tenth day prior to the date that the Company files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission

(regardless of whether or not it is thereafter revised or supplemented), each such notice with respect to such meeting has been (A) withdrawn by its respective submitting shareholder in writing to the secretary of the Company, (B) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant to the Regulations, or, if challenged in court, by final court order) or (C) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

(c)	a new Article TWELFTH is added to the Amended and Restated Articles of Incorporation, as amended, of the Company in its entirety as follows:

TWELFTH: No shareholder shall have the right to cumulate his or her voting power in the election of directors.

IN WITNESS WHEREOF, Ivan K. Fong, Chief Legal Officer and Secretary, of Cardinal Health, Inc., acting for and on its behalf, does hereunto subscribe his name this 5th day of November, 2008.

/s/ Ivan K. Fong
Ivan K. Fong, Chief Legal Officer and Secretary